Exhibit 99.1

Assertio Holdings, Inc. to Acquire Spectrum Pharmaceuticals, Inc. in All Stock and CVR Transaction

Complementary Commercial Growth Platforms Anticipated to Accelerate ROLVEDON™ (eflapegrastim-xnst) Injection Profitability and Diversify Revenue Streams

Combination of Assertio’s Omni-Channel Digital Sales Capabilities and ROLVEDON In-Person Commercial Team to Enhance Market Access and Growth across All Products

Transaction Expected to Be Accretive to Assertio’s Adjusted EPS and Operating Cash Flow in 2024

Spectrum Stockholders Will Receive Upfront Consideration of 0.1783 ASRT shares per SPPI Share ($1.14 per share) Plus One CVR for Total Potential Consideration of up to $1.34 per Share

Upfront Consideration Represents a Premium of 65% and the Total Potential Consideration Represents a Premium of 94% to Spectrum’s Latest Closing Price

Assertio Stockholders to Own Approximately 65% and Spectrum Stockholders to Own Approximately 35% of Combined Company

Closing of Transaction Expected in Q3 2023

Assertio and Spectrum to Host Conference Call Today at 8:30 AM ET

LAKE FOREST, Ill., and BOSTON, April 25, 2023 (GLOBE NEWSWIRE) – Assertio Holdings, Inc. (Nasdaq: ASRT) (“Assertio”), a specialty pharmaceutical company offering differentiated products to patients, and Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) (“Spectrum”), a commercial stage biopharmaceutical company focused on novel and targeted oncology, today announced that they have entered into a definitive agreement pursuant to which Assertio will acquire all outstanding shares of Spectrum in an all-stock and contingent value rights (“CVR”) transaction.

“The addition of Spectrum’s commercial capabilities and ROLVEDON, a novel long-acting G-CSF product recently launched into a blockbuster market in October 2022, exemplifies Assertio’s attractiveness as an acquirer of new, accretive assets across diverse therapeutic categories, and ability to continue their growth and achieve profitable contributions faster and more efficiently than could be achieved on a standalone basis. We intend to retain the majority of Spectrum’s commercial infrastructure, which we believe is synergistic to our digital non-personal platform, deploying these complementary dual channels to support clinical messaging, reimbursement education and ROLVEDON awareness to further aid and accelerate its launch,” said Dan Peisert, President and Chief Executive Officer of Assertio.

“We are excited to combine with Assertio in a transaction that will deliver significant value to our stockholders and the opportunity to share in the future upside of ROLVEDON,” said Tom Riga, President and Chief Executive Officer of Spectrum Pharmaceuticals. “Our mission at Spectrum has always been to make a difference in the lives of patients and with Assertio, we have a partner that will enable us to deliver on this promise. Our combined assets and commercial infrastructure will position us to accelerate ROLVEDON’s launch for the benefit of patients, maximize its potential and drive further growth. We are proud of the launch trajectory our team has achieved with ROLVEDON and look forward to an exciting new chapter.”

Terms of the Agreement

Under the terms of the agreement, at closing, Spectrum stockholders will receive a fixed exchange ratio of 0.1783 shares of Assertio common stock for each share of Spectrum common stock they own, implying an upfront value of $1.14 per Spectrum share (approximately $248 million) based on Assertio’s stock price on April 24, 2023 and an initial 65% premium to Spectrum’s closing price on such date. Additionally, Spectrum stockholders will receive one CVR per Spectrum share entitling them to receive up to an additional $0.20 per share in total (approximately $43 million), payable in cash or stock at Assertio's election, for $1.34 (approximately $291 million), a total potential premium of 94%. Subject to adjustments, each CVR shall represent the right to receive $0.10 payable upon ROLVEDON net sales (less certain deductions) achieving $175 million during the calendar year ending December 31, 2024, and $0.10 payable upon ROLVEDON net sales (less certain deductions) achieving $225 million during the calendar year ending December 31, 2025.

Following the close of the transaction, Assertio stockholders will own approximately 65% of the combined company, and Spectrum stockholders will own approximately 35%, on a fully diluted basis.

Transaction Strategic and Financial Rationale

Strengthened Commercial Infrastructure and Resources: Assertio’s innovative digital non-personal sales model complements Spectrum’s in-person commercial infrastructure, providing greater market access and resources than either company as a standalone entity.

Expected to Be Accretive to Adjusted EPS and Operating Cash Flow in 2024: Assertio intends to retain the majority of Spectrum’s commercial team and add operating costs of approximately $60 million annually. The remaining cost synergies are expected to accelerate and enhance the profit opportunities for the combined company and generate double-digit accretion to adjusted EPS and increased operating cash flow in 2024.

Enhanced IP Portfolio: ROLVEDON’s intellectual property protection is anticipated to extend through 2036, complementing Assertio’s portfolio of traditional and non-traditional IP protection, including assets with protection extending beyond 2040 and plans to secure additional protections on existing assets.

Improved Strategic Profile: The transaction enables the combined company to have a more scalable and competitive infrastructure for continuing the development and acquisition of existing and prospective new commercial- and late development-stage products suited to Assertio’s unique omni-channel sales strategy.

Platform Diversification: In addition to Assertio’s key assets Indocin, Sympazan and Otrexup, Spectrum’s key asset ROLVEDON will represent meaningful further asset diversification. ROLVEDON is a long-acting growth factor (G-CSF) indicated to decrease the incidence of infection, as manifested by febrile neutropenia, in adult patients with non-myeloid malignancies receiving myelosuppressive anti-cancer drugs associated with clinically significant incidence of febrile neutropenia.

Access to Capital Markets: With enhanced scale and greater diversification of revenue generating commercial assets, the combined company is expected to have a more attractive profile to investors and to benefit from greater access to the capital markets.

Approvals and Timing to Close

The transaction, which has been approved by the boards of directors of both companies, is expected to close in the third quarter of 2023, subject to approval by Assertio and Spectrum stockholders and the satisfaction of customary closing conditions.

Conference Call and Investor Presentation Information

Assertio and Spectrum will host a conference call today, at 8:30 am Eastern Time to discuss the transaction.

Date:	April 25, 2023
Time:	8:30 a.m. Eastern Time
Webcast (live and archive) and Presentation:	http://investor.assertiotx.com/overview/default.aspx https://investor.sppirx.com/events-and-presentations
Dial-in numbers:	1-929-201-5912
Conference number:	9687947

Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on the investor websites.

Advisors

Guggenheim Securities, LLC is acting as financial advisor to Spectrum, and Gibson, Dunn & Crutcher LLP is serving as legal counsel.

SVB Securities and H.C. Wainwright & Co. are acting as financial advisors to Assertio, and Latham & Watkins LLP is serving as legal counsel.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

About Spectrum

Spectrum is a commercial stage biopharmaceutical company, with a strategy of acquiring, developing, and commercializing novel and targeted oncology therapies. We have an in-house clinical development organization with regulatory and data management capabilities, in addition to commercial infrastructure and a field based sales force for our marketed product, ROLVEDON™ (eflapegrastim-xnst) Injection. For additional information on Spectrum please visit www.sppirx.com.

Forward-Looking Statements

The statements in this communication include forward-looking statements concerning Assertio and Spectrum, the proposed transactions and other related matters. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements, including: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed transactions; risks that the new businesses will not be integrated successfully or that the combined company will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; failure to realize anticipated benefits of the combined operations; risks relating to unanticipated costs of integration; demand for the combined company’s products; the growth, change and competitive landscape of the markets in which the combined company participates; expected industry trends, including pricing pressures and managed healthcare practices; variations in revenues obtained from commercialization agreements, including contingent milestone payments, royalties, license fees and other contract revenues, including non-recurring revenues, and the accounting treatment with respect thereto; Assertio’s and Spectrum’s abilities to obtain and maintain intellectual property protection for their respective products and operate their respective businesses without infringing the intellectual property rights of others; the commercial success and market acceptance of Assertio’s and Spectrum’s products; the entry and sales of generics of Assertio’s products including the Indocin products which are not patent protected and may face generic competition at any time; the outcome of, and Assertio’s intentions with respect to, any litigation or investigations, including antitrust litigation, opioid-related investigations, opioid-related litigation and related claims for negligence and breach of fiduciary duty against Assertio’s former insurance broker, and other disputes and litigation, and the costs and expenses associated therewith; and the ability of Assertio’s and Spectrum’s third-party manufacturers to manufacture adequate quantities of commercially salable inventory and active pharmaceutical ingredients for each of their respective products, and Assertio’s and Spectrum’s abilities to maintain their respective supply chains. For a discussion of additional factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the sections captioned “Risk Factors” in Assertio’s and Spectrum’s Annual Reports on Form 10-K for the year ended December 31, 2022 and other filings with the Securities and Exchange Commission (the “SEC”). Many of these risks and uncertainties may be exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. Assertio and Spectrum do not assume, and hereby disclaim, any obligation to update forward-looking statements, except as may be required by law.

About ROLVEDON™

ROLVEDON™ (eflapegrastim-xnst) injection is a long-acting granulocyte colony-stimulating factor (G-CSF) with a novel formulation. Spectrum has received an indication to decrease the incidence of infection, as manifested by febrile neutropenia, in adult patients with non-myeloid malignancies receiving myelosuppressive anti-cancer drugs associated with clinically significant incidence of febrile neutropenia. ROLVEDON is not indicated for the mobilization of peripheral blood progenitor cells for hematopoietic stem cell transplantation. The BLA for ROLVEDON was supported by data from two identically designed Phase 3, randomized, open-label, noninferiority clinical trials, ADVANCE and RECOVER, which evaluated the safety and efficacy of ROLVEDON in 643 early-stage breast cancer patients for the management of neutropenia due to myelosuppressive chemotherapy. In both studies, ROLVEDON demonstrated the pre-specified hypothesis of non-inferiority (NI) in mean duration of severe neutropenia (DSN) and a similar safety profile to pegfilgrastim. ROLVEDON also demonstrated non-inferiority to pegfilgrastim in the mean DSN across all four cycles (all NI p<0.0001) in both trials.

Please see the Important Safety Information below and the full prescribing information for ROLVEDON at www.rolvedon.com.

Indications and Usage

ROLVEDON is indicated to decrease the incidence of infection, as manifested by febrile neutropenia, in adult patients with non-myeloid malignancies receiving myelosuppressive anti-cancer drugs associated with clinically significant incidence of febrile neutropenia.

Limitations of Use

ROLVEDON is not indicated for the mobilization of peripheral blood progenitor cells for hematopoietic stem cell transplantation.

Important Safety Information

Contraindications

•	ROLVEDON is contraindicated in patients with a history of serious allergic reactions to eflapegrastim, pegfilgrastim or filgrastim products. Reactions may include anaphylaxis.

Warnings and Precautions

Splenic Rupture

•	Splenic rupture, including fatal cases, can occur following the administration of recombinant human granulocyte colony-stimulating factor (rhG-CSF) products. Evaluate patients who report left upper abdominal or shoulder pain for an enlarged spleen or splenic rupture.

Acute Respiratory Distress Syndrome (ARDS)

•	ARDS can occur in patients receiving rhG-CSF products. Evaluate patients who develop fever, lung infiltrates, or respiratory distress. Discontinue ROLVEDON in patients with ARDS.

Serious Allergic Reactions

•	Serious allergic reactions, including anaphylaxis, can occur in patients receiving rhG-CSF products. Permanently discontinue ROLVEDON in patients who experience serious allergic reactions.

Sickle Cell Crisis in Patients with Sickle Cell Disorders

•	Severe and sometimes fatal sickle cell crises can occur in patients with sickle cell disorders receiving rhG-CSF products. Discontinue ROLVEDON if sickle cell crisis occurs.

Glomerulonephritis

•	Glomerulonephritis has occurred in patients receiving rhG-CSF products. The diagnoses were based upon azotemia, hematuria (microscopic and macroscopic), proteinuria, and renal biopsy. Generally, events of glomerulonephritis resolved after dose-reduction or discontinuation. Evaluate and consider dose reduction or interruption of ROLVEDON if causality is likely.

Leukocytosis

•	White blood cell (WBC) counts of 100 x 109/L or greater have been observed in patients receiving rhG-CSF products. Monitor complete blood count (CBC) during ROLVEDON therapy. Discontinue ROLVEDON treatment if WBC count of 100 x 109/L or greater occurs.

Thrombocytopenia

•	Thrombocytopenia has been reported in patients receiving rhG-CSF products. Monitor platelet counts.

Capillary Leak Syndrome

•	Capillary leak syndrome has been reported after administration of rhG-CSF products and is characterized by hypotension, hypoalbuminemia, edema and hemoconcentration. Episodes vary in frequency and severity and may be life-threatening if treatment is delayed. If symptoms develop, closely monitor and give standard symptomatic treatment, which may include a need for intensive care.

Potential for Tumor Growth Stimulatory Effects on Malignant Cells

•	The granulocyte colony-stimulating factor (G-CSF) receptor through which ROLVEDON acts has been found on tumor cell lines. The possibility that ROLVEDON acts as a growth factor for any tumor type, including myeloid malignancies and myelodysplasia, diseases for which ROLVEDON is not approved, cannot be excluded.

Myelodysplastic Syndrome (MDS) and Acute Myeloid Leukemia (AML) in Patients with Breast and Lung Cancer

•	MDS and AML have been associated with the use of rhG-CSF products in conjunction with chemotherapy and/or radiotherapy in patients with breast and lung cancer. Monitor patients for signs and symptoms of MDS/AML in these settings.

Aortitis

•	Aortitis has been reported in patients receiving rhG-CSF products. It may occur as early as the first week after start of therapy. Consider aortitis in patients who develop generalized signs and symptoms such as fever, abdominal pain, malaise, back pain, and increased inflammatory markers (e.g., c-reactive protein and white blood cell count) without known etiology. Discontinue ROLVEDON if aortitis is suspected.

Nuclear Imaging

•	Increased hematopoietic activity of the bone marrow in response to growth factor therapy has been associated with transient positive bone imaging changes. This should be considered when interpreting bone imaging results.

Adverse Reactions

•	The most common adverse reactions (≥20%) were fatigue, nausea, diarrhea, bone pain, headache, pyrexia, anemia, rash, myalgia, arthralgia, and back pain.

•	Permanent discontinuation due to an adverse reaction occurred in 4% of patients who received ROLVEDON. The adverse reaction requiring permanent discontinuation in 3 patients who received ROLVEDON was rash.

To report SUSPECTED ADVERSE REACTIONS, contact Spectrum Pharmaceuticals, Inc. at 1-888-713-0688 or FDA at 1800FDA1088 or www.fda.gov/medwatch

SPECTRUM PHARMACEUTICALS, INC.® is a registered trademark of Spectrum Pharmaceuticals, Inc. and its affiliates. REDEFINING CANCER CARE™ and ROLVEDON™ are the Spectrum Pharmaceuticals’ logos and trademarks owned by Spectrum Pharmaceuticals, Inc. Any other trademarks are the property of their respective owners.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

Assertio will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement and prospectus of both Assertio and Spectrum (the “joint proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ASSERTIO, SPECTRUM, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Assertio and Spectrum through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents filed with the SEC by Assertio and Spectrum by contacting Investor Relations at Assertio Holdings, Inc., 100 South Sanders Rd., Suite 300, Lake Forest, IL 60045 (for documents filed by Assertio) or Investor Relations at Spectrum Pharmaceuticals, Inc. by email at ir@sppirx.com or by phone at (949) 788-6700 (for documents filed by Spectrum).

Participants in the Solicitation

Assertio and Spectrum and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed transactions contemplated by the joint proxy statement/prospectus. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Assertio and Spectrum in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Information regarding Assertio’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 3, 2023, which are filed with the SEC. Information regarding Spectrum’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2022 and its Proxy Statement on Schedule 14A, dated April 27, 2022, which are filed with the SEC.

Assertio Investor Contact

Matt Kreps

Darrow Associates

M: 214-597-8200

mkreps@darrowir.com

Spectrum Investor Contacts

Nora Brennan

Chief Financial Officer/Investor Relations
949-788-6700
InvestorRelations@sppirx.com

Lisa Wilson
In-Site Communications, Inc.
212-452-2793
lwilson@insitecony.com